                                                                      Exhibit 11

                               Harmon Industries, Inc.
                          Computation of Per Share Earnings
                                    1997 Form 10-K
                      (in thousands, except earnings per share)

                                                    Quarter ended December 31,
                                                    --------------------------
                                                       1997           1996
                                                     -------        -------
Basic:
Net earnings                                         $ 3,889        $ 2,108
                                                     =======        =======
Weighted average shares outstanding                   10,391         10,236
Shares representing unearned compensation                (12)             0
                                                     -------        -------
Total                                                 10,379         10,236
                                                     =======        =======

Basic earnings per share                               $0.37          $0.21
                                                     =======        =======


Diluted:
Net earnings                                         $ 3,889        $ 2,108
                                                     =======        =======

Weighted average shares outstanding                   10,391         10,236
Shares representing unearned compensation                (12)             0
Equivalent shares under option plans                      88             60
                                                     -------        -------
Total                                                 10,467         10,296
                                                     =======        =======

Diluted earnings per share                             $0.37          $0.20
                                                     =======        =======

                                                              Year ended December 31,
                                                     -------------------------------------
                                                       1997           1996           1995
                                                     -------        -------        -------
Basic:
Net earnings                                         $10,961        $ 9,330        $ 6,886
                                                     =======        =======        =======

Weighted average shares outstanding                   10,319         10,217         10,187
Shares representing unearned compensation                 (6)             0              0
                                                     -------        -------        -------
Total                                                 10,313         10,217         10,187
                                                     =======        =======        =======

Basic earnings per share                               $1.06          $0.91          $0.68
                                                     =======        =======        =======


Diluted:
Net earnings                                         $10,961         $9,330         $6,886
                                                     =======        =======        =======

Weighted average shares outstanding                   10,319         10,217         10,187
Shares representing unearned compensation                 (6)             0              0
Equivalent shares under option plans                      61             51             55
                                                     -------        -------        -------
Total                                                 10,374         10,268         10,242
                                                     =======        =======        =======

Diluted earnings per share                             $1.06          $0.91          $0.67
                                                     =======        =======        =======